NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2012 Production Results and Provides Operations Update

Corpus Christi, TX, October 15, 2012 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to report financial and production results for the fourth quarter and the fiscal year ended July 31, 2012. Major highlights include the following:

  Fiscal-Year Sales of 270,000 Pounds U3O8 Generated Revenues of $13.8 Million: For the fiscal year, a total of 270,000 pounds of U3O8 were sold at an average sales price of $51 per pound for gross proceeds of $13.8 million, with an average cash cost(1) per pound sold of $18 excluding royalties. During Q4, the Company completed its third uranium sale of 150,000 pounds of U3O8 at $50 per pound for gross proceeds of $7.5 million, with cash cost(1) per pound sold of $21 excluding royalties;

  Hobson Processed 198,000 Pounds U3O8: For the fiscal year, a total of 198,000 pounds of U3O8 were dried and drummed at the Hobson processing facility;

  Production Increased During the Quarter: Production from the Palangana Mine increased to 44,000 pounds of U3O8 during Q4 compared to 34,000 pounds during Q3;

  Additional Production Areas at Palangana: Production Area-3 is expected to begin production by December 2012. Concurrently, work is underway to permit and develop Production Areas-4 and 5;

  The Goliad ISR Project is in Advanced Development: The Company has received all of the required permits from the TCEQ to begin construction at the Company's Goliad In-Situ Recovery (ISR) Project and continues to work with the TCEQ and the EPA as the review process moves forward on gaining concurrence from the EPA on the aquifer exemption permit;

  Exploration Drilling on Recently Acquired South Texas Projects Well Underway: The Company initiated an extensive drilling campaign on the Burke Hollow and Channen Projects. Both projects are located within 50 miles of Hobson;

  Established Major Resource at Anderson Project in Arizona: The Company reported an NI 43-101 compliant Indicated Resource of 17 million pounds of U3O8 and an Inferred Resource of 12 million pounds of U3O8 at its Anderson Project; and

  The Company's Balance Sheet Remains Strong: As of July 31, 2012, the Company had $25.0 million of cash in the treasury and 53,000 pounds of U3O8 available for sale in inventory with a market value of approximately $2.6 million. The Company is a debt-free, 100%-unhedged producer.

Palangana Mine - Production Update

During the three months ended July 31, 2012, the Palangana Mine produced 44,000 pounds of U3O8, for a total 183,000 pounds of U3O8 for the fiscal year ended July 31, 2012. During the three months ended July 31, 2012, the Hobson processing facility processed 50,000 pounds of U3O8, for a total 198,000 pounds of U3O8 for the fiscal year ended July 31, 2012.

Since the commencement of production to July 31, 2012, a total of 323,000 pounds of U3O8 have been processed. At July 31, 2012, the Company had 53,000 pounds of U3O8 available for sale in inventory, with a market value of approximately $2.6 million.

Most production to date has been from Production Area-1 (PA-1). Well control facilities and wellfields have been completed at PA-1 with over 150 injection and production wells. Included in these numbers are in-field drilling efforts, where an additional 19 production wells were drilled in an effort to increase uranium recovery.

Operations started at Production Area-2 (PA-2) earlier this year, and the build-up there is continuing. Well control facilities and wellfields were initially completed with 36 injection and production wells. An additional 22 injection and production wells have now been placed into operation for a total of 58 wells.

Development of multiple Palangana production areas is well under way as described below.

Palangana Mine - Development Update

Production Area-3 (PA-3) is planned to commence operation by December 2012. The surface facilities, including roads, electrical utilities, surface pipeline system and well control system racks, have been completed. The majority of the downhole submersible pumps have been set, and the electrical power system and individual flow pipelines are being installed. Initial core leach studies indicate encouraging recovery yields at PA-3.

At Production Area-4 and Production Area-5, the Company has initiated acquisition of environmental information to enlarge its permit area, and amendments to the original Radioactive Materials License and Aquifer Exemption are also being worked on to expand the size of the licensed area. The Company plans to submit these applications by December 2012.

Goliad ISR Project

The Company has received all of the required permits from the TCEQ to begin construction at the Goliad ISR Project. Uranium recovery operations can commence at the site once the regional EPA concurs with the aquifer exemption granted by the State of Texas. The main access road, electrical access gate, electrical utilities supply power line and the deep disposal well drill location have been constructed. Additionally, a water system has been constructed to supply the drill rigs once wellfield drilling commences.

The Company continues to work with the TCEQ and the EPA as the review process moves forward. The regional EPA has concurred with more than 30 aquifer exemptions granted by the TCEQ for ISR mining in Texas.

Burke Hollow Project Exploration Update

From May to September 2012, a total of 224 exploration and offset delineation holes were drilled totaling 109,830 feet. To date, the Company has explored approximately 25% of the 17,510-acre project, and five uranium trends have been discovered. These are the 180-foot, the 220-foot, the 240-foot, the 370-foot and the Eastern 180-foot/220-foot trends. From initial drilling, 81 holes (36%) met or exceeded an ore grade cutoff criterion of 0.30 grade-thickness (GT) at Burke Hollow.

Future plans include completing an initial independently qualified resource statement, further delineation and exploration drilling to define extensions of known trends and initiating the collection of baseline environmental data to support future production-related permitting.

Salvo ISR Project Exploration and Development Update

Exploration and delineation drilling was completed during the fourth quarter on planned initial production areas at Salvo, and a significant under-explored area showing strong mineralization remains open-ended. Additional exploration and delineation drilling will be planned in order to complete resource assessments in this area.

A total of 122 exploration and delineation holes were drilled during Phase II which was concluded in fiscal Q4 for a total 70,760 feet. Twenty-nine holes (23%) met or exceeded a cutoff of 0.30 GT. Future plans include further exploration and delineation drilling in this area in order to define the extent of the mineralized zones in the production area.

Channen Project Exploration Update

In May 2012, the Company acquired the rights to explore for uranium on the Channen Project, a 10,704-acre property located in southern Goliad County, Texas. The project is situated within the prolific South Texas Uranium Belt, located approximately 50 miles to the southeast of the Company's Hobson uranium processing facility.

Drilling operations began at the Channen Project in July 2012 with two rigs targeting both the upper and lower trends located from surface to 920 feet in depth. Ongoing plans for the Channen Project include drilling of a statistical grid based on 6,400-foot centers which encompasses the entire project. A large area located proximal to petroleum wells exhibiting gamma-ray shows in the lower trend is included within this grid.

Paraguay ISR Projects

During fiscal 2012, the Company expanded on its Paraguay holdings through the acquisition of Cue Resources and its Yuty project containing an NI 43-101-qualified resource of 11 million pounds U3O8. Additionally, a 10,000-meter drilling program was completed at the Oviedo project which, along with historical and other geologic data, led to a recently reported NI 43-101 Exploration Target of 23 to 56 million pounds of U3O8 covering a grade range of 0.040% to 0.052% U3O8. The complete report is expected to be filed soon on the Company's website and on SEDAR(2).

The Company sees its Paraguay holdings - 988,420 acres covered under current licenses for the Yuty and Oviedo projects - as a highly prospective, large-scale ISR-amenable uranium district with mineralization that is very similar to that of South Texas.

Arizona Updates

Anderson Project

In May 2012, the Company announced a mineral resource for the Anderson Project located in Yapavai County, Arizona consisting of an NI 43-101-compliant Indicated Resource of 17 million pounds of U3O8 at grades averaging 0.04%, and an Inferred Resource of 12 million pounds of U3O8 at grades averaging 0.04%.

Financial Review

The following is a financial review of the Company for the three and twelve months ended July 31, 2012, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-K filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

During the three months ended July 31, 2012, the Company recorded revenue of $7.5 million resulting from the sale of 150,000 pounds of U3O8 at an average sales price of $50 per pound. Cash and non-cash cost of sales, including royalties of $1.0 million, totaled $4.9 million or an average of $33 per pound (cash cost(1) per pound sold of $21 excluding royalties), resulting in a gross profit of $2.6 million.

During the fiscal year ended July 31, 2012, the Company recorded revenue of $13.8 million resulting from the sale of 270,000 pounds of U3O8 at an average sales price of $51 per pound. Cash and non-cash cost of sales, including royalties of $1.7 million, totaled $8.1 million or an average of $30 per pound (cash cost(1) per pound sold of $18 excluding royalties), resulting in a gross profit of $5.6 million.

During the three months ended July 31, 2012, the Company recorded a net loss of $4.8 million or $0.06 per share (2011: $5.6 million or $0.06 per share). Expenses totaled $7.0 million (2011: $6.1 million) and include $4.0 million (2011: $3.0 million) for mineral property expenditures, $2.7 million (2011: $2.7 million) for general and administrative and $0.3 million (2011: $0.4 million) for depreciation, amortization and accretion.

During the fiscal year ended July 31, 2012, the Company recorded a net loss of $25.1 million or $0.32 per share (2011: $27.4 million or $0.40 per share). Expenses totaled $30.3 million (2011: $27.9 million) and include $14.9 million (2011: $11.4 million) for mineral property expenditures, $14.1 million (2011: $15.2 million) for general and administrative and $1.3 million (2011: $1.2 million) for depreciation, amortization and accretion.

(1)   Cash costs are key indicators not defined under U.S. GAAP and are non-GAAP measures. Cash costs exclude non-cash components comprised of depreciation, depletion and stock-based compensation.

Liquidity

Net cash used in operating activities for the fiscal year ended July 31, 2012 was $19.2 million (2011: $23.7 million). Net cash provided by financing activities for the fiscal year ended July 31, 2012 was $20.2 million (2011: $37.1 million). Net cash used in investing activities for the fiscal year ended July 31, 2012 was $6.7 million (2011: $3.8 million). At July 31, 2012, the Company had cash and cash equivalents of $25.0 million and working capital of $22.5 million.

During the fiscal year ended July 31, 2012, despite a challenging equity capital market environment, the Company closed an over-allotted public offering of its shares for gross proceeds of $22.5 million at a price of $3.60 per share.

Uranium Market Update

At July 31, 2012, the spot price of uranium was $49.50 per pound, down $2.25 for the quarter according to Ux Consulting Company.  The spot price is finding support at the marginal cost of conventional mine production above $45.00 per pound, and the long-term contract uranium price has maintained stability at $60.00 per pound.

Industry analysts have recently published reports stating that the incentive price for the development of new conventional mining projects is $83 per pound or higher. To this end, construction decisions on a number of large-scale conventional uranium projects have been postponed due to poor economics at the current spot uranium price.

The challenges to expanding uranium mine supply will be compounded next year as the Highly Enriched Uranium or HEU agreement between the U.S. and Russia is set to expire by the end of 2013 which will reduce secondary supply to the global uranium market by 24 million pounds per year.  This reduction is anticipated to be significant given the current worldwide supply imbalance to meet operating reactor requirements - 180 million pounds of annual worldwide demand versus 140 million pounds of mine supply - and particularly in the U.S., where 104 operating reactors consume 55 million pounds of uranium annually with domestic production at only 4 million pounds.

The worldwide nuclear build-out continues with the number of reactors currently under construction totaling 65 in 13 different countries.  The emerging markets led by China, India, Russia and South Korea are committed to nuclear energy, and continue to lead the global expansion of new nuclear power plants being planned and built.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

(2) In the Company's subject technical report all tonnages, grade, and contained pounds of uranium should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured). The potential quantities and grades, as stated in the technical report, are conceptual in nature and there has been insufficient work to date to define a NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in the discovery of an economic mineral resource on the project.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.